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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 28, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



  NEW JERSEY                   0-19777                      22-3103129
  (State or other                                           (IRS Employer
  jurisdiction of              (Commission                  Identification
  incorporation)                File Number)                  Number)






                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
         (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc., ("DUSA"), reports that it has entered a Second Amendment to its Supply Agreement with Sochinaz, S.A., the manufacturer of DUSA's drug product, aminolevulinic acid ("ALA"), as of June 20, 2000 (the "Second Amendment").

         According to the terms of the transaction which closed on June 28, 2000, Sochinaz agreed to provide DUSA with an option to renew the Supply Agreement for an additional three (3) years beyond its scheduled expiration date on December 3, 2004. In addition, DUSA agreed to reimburse Sochinaz in the amount of One Million Dollars (U.S. $1,000,000) for a portion of the costs Sochinaz incurred to bring its manufacturing facility in Switzerland into compliance with current Good Manufacturing Practices as established by the United States Food and Drug Administration and for certain other development costs related to ALA. Of this One Million Dollar (U.S. $1,000,000) amount, $250,000 was paid in cash and $750,000 was paid by issuing Twenty-Six Thousand Six Hundred Sixty Six (26,666) shares of DUSA's common stock, based upon the closing price of DUSA's common stock as reported by the NASDAQ Stock Market on June 20, 2000 (the "Shares").

         The Shares, issued in a Regulation S private placement, do not carry registration rights and are therefore subject to restrictions on transfer under the Securities Act of 1933, as amended.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [10.1] Second Amendment to Supply Agreement, dated as of June 20, 2000.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    DUSA PHARMACEUTICALS, INC.



Dated: June 29, 2000                By: /s/ D. Geoffrey Shulman
       -------------                        -----------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            President, Chief Executive Officer,
                                            and Chief Financial Officer